Exhibit 16.2

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K/A Amendment No. 2 dated September 11, 2012 of Todays Alternative Energy Corporation (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our Firm. We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC
Houston, Texas